EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Adobe Inc.:

We consent to the incorporation by reference in the registration statements (No. 33-10753, 33-18986, 33-23171, 33-30976, 33-36501, 33-38387, 33-48210, 33-63518, 33-78506, 33-83030, 33-83502, 33-83504, 33-84396, 33-86482, 33-59335, 33-63849, 33-63851, 333-28195, 333-28203, 333-28207, 333-57589, 333-81191, 333-87165, 333-39524, 333-52214, 333-57074, 333-72424, 333-90518, 333-108014, 333-130104, 333-130185, 333-144676, 333-153657, 333-158404, 333-162779, 333-167968, 333-170254, 333-171902, 333-174588, 333-175910, 333-177229, 333-178065, 333-179221, 333-180730, 333-186143, 333-189646, 333-190846, 333-197048, 333-198973, 333-202732, 333-205225, 333-212305, 333-215613, 333-219023, 333-225922, 333-230845, and 333-239413) on Form S-8 and registration statement (No. 333-229364) on Form S-3 of Adobe Inc. of our report dated January 15, 2021, with respect to the consolidated balance sheets of Adobe Inc. as of November 27, 2020 and November 29, 2019, the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the fiscal years in the three fiscal year period ended November 27, 2020, and the related notes (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of November 27, 2020, which report appears in the November 27, 2020 annual report on Form 10‑K of Adobe Inc.
Our report refers to changes to the methods of accounting for leases as of November 30, 2019, and revenue and sales commissions as of December 1, 2018.

(signed) KPMG LLP
Santa Clara, California
January 15, 2021